FLORIDA DEPARTMENT OF STATE

                                Sandra B. Mortham
                               Secretary of State

October 4, 1996

CAPITAL CONNECTION
417 E. VIRGINIA ST.

SUITE 1
TALLAHASSEE, FL 32301

The Articles of Incorporation for APPLE TREE CAPITAL CORP. were filed on October 4, 1996 and assigned document number P96000082100. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE  NOTE:   COMPLIANCE  WITH  THE  FOLLOWING   PROCEDURES  IS  ESSENTIAL  TO
MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF

YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE PILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS RUNG WITH THIS OBE. CONTACT THE INTERNAL REVENUE SERVICE TO RECEIVE THE PEI NUMBER IN TIME TO FILE THE ANNUAL REPORT AT 1-800-8293676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH

YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Teresa Brown, Corporate Specialist

New Filing Section                                   Letter Number: 596A00045423

      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314
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[OMITTED DOCUMENT #P96000082100 (4) - PROFIT CORPORATION ANNUAL REPORT FOR 1998]

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                            ARTICLES OF INCORPORATION

                                       OF

                            APPLE TREE CAPITAL CORP.

         The  undersigned,  desiring to form a corporation  (the  "Corporation")
under  the  laws  of  Florida,   hereby   adopts  the   following   Articles  of
Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is Apple Tree Capital Corp.

                                   ARTICLE II

                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less man one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shell be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

          Eric P. Littman                             President/Director
          1428 Brickell Avenue, 8th Floor
          Miami, FL 33131

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act not with standing, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of ail the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX

                                  SHAREHOLDERS

         9.1. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2. Control Share Acquisition. The provisions relating to any control share acquisition as mined in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

         9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X

             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed b the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI

                                   SUBSCRIBER

         The  name  and  address  of  the  person   signing  these  Articles  of
Incorporation as subscriber is:

          Eric P. Littman
          8th Floor
          1428 Brickell Avenue
          Miami, FL 33131

                                   ARTICLE XII

                                    CONTRACTS

         No contract a other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now a hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:

          Eric P. Littman
          1428 Brickell Avenue
          8th Floor
          Miami, FL 33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on September 25, 1996.

                                                 /s/ Eric P. Littman
                                                 ----------------------------
                                                 Eric P. Littman, Subscriber

Subscribed and Sworn on September 25, 1996 Before me:

/s/ Isabel J. Cantera
----------------------------------------
Isabel Cantera, Notary Public

My Commission Expires:

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